Exhibit 99.1

NEWS RELEASE

Dynegy Inc.	•	601 Travis Street	•	Suite 1400	•	Houston, Texas	•	77002	•	www.dynegy.com

FOR IMMEDIATE RELEASE                                                                                                                                              NR13-20

DYNEGY ANNOUNCES THIRD QUARTER 2013 RESULTS, REAFFIRMS GUIDANCE

Third quarter and first nine months 2013 summary:

•                  $113 million in Enterprise-wide Adjusted EBITDA for the quarter compared to $50 million in the third quarter 2012

•                  $164 million in Enterprise-wide Adjusted EBITDA year to date compared to $99 million in the first nine months of 2012

•                  $891 million in liquidity at November 4, 2013, including $597 million in cash and cash equivalents

•                  $71 million reduction in pension and other post-employment liabilities, resulting from the implementation of a new collective bargaining agreement between Dynegy and IBEW Local 51 covering approximately 400 represented employees at Dynegy’s coal plants in Illinois which expires on June 30, 2017

•                  Adjusted EBITDA and free cash flow guidance ranges for full year 2013 reaffirmed

Recent developments:

•                  Dynegy and Southern California Edison (SCE) entered into two new energy and capacity supply transactions from Dynegy’s Moss Landing Power Plant Units 6 and 7 for planning years 2014-2016

•                  Dynegy Northeast Generation, Inc. completed the sale of Dynegy Danskammer, L.L.C. to Helios Power Capital, LLC on November 1, 2013; Dynegy Inc. received approximately $1 million in cash and $12 million from the return of a previously issued letter of credit

•                  Dynegy initiating retirement process for Morro Bay facility, evaluating site alternatives

AER integration update:

•                  The Federal Energy Regulatory Commission (FERC) approved the IPH-Ameren transaction under Section 203 of the Federal Power Act on October 11, 2013

•                  The Illinois Pollution Control Board (IPCB) held a hearing on Illinois Power Holdings (IPH) request for variance relief under the Illinois Multi-Pollutant Standard on September 17, 2013; the IPCB is expected to make its decision on or before November 21, 2013

•                  Transaction closing targeted for December 2013 pending receipt of variance from IPCB; annual targeted synergies estimate remains at $75 million

HOUSTON (November 7, 2013) – Dynegy Inc. (NYSE: DYN) reported third quarter 2013 Enterprise-wide Adjusted EBITDA of $113 million compared to $50 million for the same period in 2012. Operating income was $15 million for the third quarter 2013 compared to an operating loss of $11 million for the same period in 2012. Stronger earnings at the Gas segment related to higher capacity and resource adequacy payments and the absence of negative settlements associated with legacy commercial positions more than offset weaker Coal segment earnings resulting from lower realized prices. Net income was $22 million for the third quarter 2013 compared to a net loss of $41 million for the same period in 2012.

For the first nine months of 2013, Enterprise-wide Adjusted EBITDA was $164 million compared to $99 million for the same period in 2012. The operating loss for the first nine months of 2013 was $211 million compared to operating loss of $7 million during the same period in 2012. Enterprise-wide Adjusted EBITDA improved due to the significant reduction in negative commercial settlements year-over-year in the Gas segment which was partially offset by lower realized prices and higher rail costs in the Coal segment. The net loss for the first nine months of 2013 was $265 million compared to a net loss of $1,192 million for the same period of 2012. The Company’s net loss in 2012 is largely attributable to an accounting impairment associated with Dynegy’s restructuring. During 2012, Dynegy’s operating loss and net loss only included results from the Coal segment after June 5, 2012.

“We continued to firmly establish Dynegy’s growth foundation during the third quarter with several notable achievements,” said Dynegy President and Chief Executive Officer Robert C. Flexon. “Most importantly our Company’s safety record for the first nine months of the year reached the top decile performance level - a mark previously not achieved in recent years. Within our Coal segment, we successfully reached a new four year labor agreement with IBEW Local 51, the union which operates our four Illinois coal plants, which will help enhance the long term financial viability of our coal operations. In the Gas segment, we successfully reached agreement with Southern California Edison for new multiyear energy and capacity supply contracts for Moss Landing - Units 6 and 7.  We look forward to a strong finish to 2013 with the successful closure of the Ameren Energy Resources acquisition.”

Comparative Results by Segment

	Successor
	Three Months Ended September 30, 2013 (in millions)
	Coal	Gas	Other	Total
Operating Income / (Loss) (2)	$(34)	$74	$(25)	$15
Plus / (Less):
Depreciation expense	13	39	1	53
Bankruptcy reorganization items, net	—	—	1	1
Other items, net	—	—	14	14
EBITDA (1)	(21)	113	(9)	83
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(1)	(1)
Acquisition and integration costs	—	—	2	2
Mark-to-market income , net	(6)	(23)	—	(29)
Amortization of intangible assets and liabilities (3)	31	32	—	63
Change in fair value of common stock warrants	—	—	(8)	(8)
Restructuring costs and other expenses	—	—	2	2
Other	2	(1)	—	1
Enterprise-wide Adjusted EBITDA (1)	$6	$121	$(14)	$113

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis. Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and was filed on November 7, 2013, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

(2) As a result of the application of fresh-start accounting on the Chapter 11 Plan Effective Date, the financial statements on or prior to October 1, 2012 are not comparable with the financial statements after October 1, 2012. Please refer to Dynegy’s third quarter Form 10-Q (when filed) for greater discussion of the accounting impacts of fresh-start accounting on the Company’s GAAP financial statements.

(3) The amounts within the Coal and Gas segments relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and gas transportation contracts recorded in connection with the application of fresh-start accounting.

	Predecessor
	Three Months Ended September 30, 2012 (in millions)
	Coal	Gas	Other	Total
Operating Income / (Loss)	$(46)	$66	$(31)	$(11)
Plus / (Less):
Depreciation expense	9	35	1	45
Bankruptcy reorganization items, net	—	—	18	18
EBITDA from continuing operations (1)	(37)	101	(12)	52
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(18)	(18)
Restructuring costs and other expense	—	—	10	10
Amortization of intangible assets	37	9	—	46
Mark-to-market (income) loss, net	11	(53)	—	(42)
Adjusted EBITDA from continuing operations (1)	$11	$57	$(20)	$48
Adjusted EBITDA from Legacy Dynegy (2)	—	—	2	2
Enterprise-wide Adjusted EBITDA (1)	$11	$57	$(18)	$50

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis.  Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and was filed on November 7, 2013, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure. When the third quarter 2012 results were originally reported, Adjusted EBITDA of $(2) million associated with Dynegy Northeast Generation and its subsidiaries (DNE) was included.  The DNE Debtor Entities were subsequently deconsolidated and DNE’s operating results were reclassified as discontinued operations; therefore, Adjusted EBITDA associated with DNE is no longer included in the third quarter 2012 Enterprise-wide Adjusted EBITDA.

(2) The consolidated results for the three months ended September 30, 2012 reflect the results of Dynegy’s accounting predecessor, Dynegy Holdings, LLC (DH), which was Dynegy’s wholly-owned subsidiary until the Merger on September 30, 2012.  The results of certain items in the Other segment related to Legacy Dynegy are not included in the company’s consolidated results for the three months ended September 30, 2012.  However, Adjusted EBITDA from Legacy Dynegy for this period has been included in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of the entire power generation fleet.

Segment Review of Results Quarter-Over-Quarter

Coal — The third quarter 2013 operating loss was $34 million compared to third quarter 2012 operating loss of $46 million. Adjusted EBITDA totaled $6 million during the third quarter 2013 compared to $11 million during the same period in 2012. The quarter-over-quarter decrease in Adjusted EBITDA is due to lower realized prices on both hedged and unhedged generation which more than offset an increase in generation volumes and lower delivered coal costs.

Gas — The third quarter 2013 operating income was $74 million compared to third quarter 2012 operating income of $66 million. Adjusted EBITDA totaled $121 million during the third quarter 2013 compared to $57 million during the same period in 2012. The significant improvement in quarter-over-quarter results is primarily due to higher capacity and resource adequacy payments and the absence of negative settlements associated with legacy put options and other out-of-the-money commercial positions which adversely impacted results during 2012.

Liquidity

As of November 4, 2013, Dynegy’s available liquidity was $891 million which included $597 million in cash and cash equivalents and $294 million of revolver availability under the Company’s revolving credit facility.

	November 4, 2013	September 30, 2013
Revolver capacity	$475	$475
Less: Outstanding letters of credit	(181)	(183)
Revolver availability	294	292
Cash and cash equivalents	597	589
Total available liquidity	$891	$881

Consolidated Cash Flow

Cash flow provided by operations during the first nine months of 2013 was $132 million compared to cash flow used in operations of $37 million during the same period in 2012. During the first nine months of 2013, the business provided Adjusted EBITDA of $164 million and $42 million in positive changes in working capital, including $36 million of decreased collateral postings. This was offset by $55 million in interest payments and $19 million in payments for bankruptcy reorganization, acquisition and integration and other expenses. During the first nine months of 2012, the business provided Adjusted EBITDA from continuing operations of $90 million, $16 million due to interest payments received from Legacy Dynegy and $7 million related to receipt of a tax refund. This was offset by $22 million in negative Adjusted EBITDA related to discontinued operations, $99 million in interest payments and $29 million in negative working capital changes, net of $36 million of increased collateral postings to satisfy counterparty collateral demands.

Cash flow provided by investing activities totaled $271 million during the first nine months of 2013 compared to cash flow provided by investing activities of $300 million during the same period in 2012. During the first nine months of 2013, capital expenditures totaled $67 million, including $62 million in maintenance capital expenditures and $5 million in environmental capital expenditures. During the first nine months of 2012, capital expenditures totaled $63 million, including $42 million in maintenance capital expenditures and $21 million in environmental capital expenditures. During the first nine months of 2013, there was a $335 million net cash inflow related to restricted cash balances compared to an $88 million net cash inflow in the same period in 2012. In 2012 there was a $256 million cash inflow related to the DMG acquisition that did not recur in 2013.

Cash flow used in financing activities during the first nine months of 2013 was $162 million compared to cash flow provided by financing activities of $16 million during the same period in 2012. During 2013, proceeds related to refinancing, net of financing costs, of $1,753 million were more than offset by repayments of borrowings, including debt extinguishment costs, of $1,915 million.

PRIDE Update

Dynegy continues to use the PRIDE initiative to improve operating performance, cost structure and the balance sheet and to drive recurring cash flow benefits. Net fixed cash cost and margin improvements for 2013 are expected to be approximately $43 million. Additionally, 2013 balance sheet improvements are projected to be $192 million, an increase of $30 million from the prior forecast. Since the program’s inception, a total of $153 million in margin and cost improvements compared to our 2010 baseline and $716 million in balance sheet improvements have been realized.

AER Integration Update

In October, FERC approved the IPH-Ameren transaction under Section 203 of the Federal Power Act. The Illinois Pollution Control Board (IPCB) held a hearing on Illinois Power Holdings (IPH) variance request under the Illinois Multi-Pollutant Standard on September 17, 2013. The IPCB is expected to make its decision on or before November 21, 2013. If the variance request is approved, Dynegy would expect to close the transaction in December 2013.

The expected annual synergies from the transaction remain at $75 million. The synergies come from cost reductions in corporate infrastructure and savings from operational and procurement initiatives.

California Developments

On October 10, 2013, Dynegy and SCE entered into two new transactions for energy and capacity from Dynegy’s Moss Landing Power Plant. Under the first transaction, SCE agreed to purchase energy and capacity from Moss Landing Units 6 and 7 for 2014 and 2015 and, under the second transaction which is subject to approval by the California Public Utilities Commission, to purchase energy and capacity from Units 6 and 7 for 2016. As a result of entering into these transactions, the pending litigation and arbitration proceedings related to the early termination of previous capacity and tolling agreements in 2011 were dismissed.

Dynegy intends to initiate the retirement process for the Morro Bay facility with the California Public Utilities Commission (CPUC), California Independent System Operator (CAISO) and the California Energy Commission (CEC) and is notifying them that the Morro Bay facility will close once the relevant processes are complete.  Dynegy is currently evaluating alternatives for the site including developing renewable energy shaping technologies as well as preferred renewable resources, as defined by California laws and regulations, at the site with Starwood Energy Group Global, Inc.

Investor Conference Call/Webcast

Dynegy will discuss its third quarter 2013 financial results during an investor conference call and webcast today, November 7, 2013, at 9 a.m. ET/8 a.m. CT. Participants may access the webcast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,980 megawatts of primarily coal-fired baseload power plants.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s: CPUC approval of the SCE 2016 Moss Landing transaction; timing of retirement of the Morro Bay facility and anticipated opportunities for redevelopment; ability to obtain variance relief from the IPCB and successful close of the AER transaction in December 2013; beliefs regarding long term financial viability of our coal operations; execution of its PRIDE initiative to improve operating performance, cost structure and the balance sheet to drive cash flow benefits; anticipated earnings and cash flows and 2013 Adjusted EBITDA and cash flow guidance. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings guidance. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2012 Form 10-K, first quarter 2013 Form 10-Q, second quarter 2013 Form 10-Q, and third quarter 2013 Form 10-Q, when filed. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) beliefs and assumptions regarding approval by the CPUC of the SCE 2016 transaction for Moss Landing Units 6 and 7; (ii) timing of the retirement of the Morro Bay facility and anticipated opportunities for redevelopment; (iii) Dynegy’s expectations and beliefs related to the AER Acquisition and satisfying closing conditions, including obtaining variance relief from the IPCB; (iv) Dynegy’s anticipated benefits and expected synergies resulting from the AER acquisition and beliefs associated with the integration of operations; (v) Dynegy’s ability to consummate the Dynegy Northeast Generation, Inc. Debtors Chapter 11 Joint Plan of Liquidation; (vi) lack of comparable financial data due to the application of fresh-start accounting; (vii) beliefs and assumptions relating to Dynegy’s liquidity, available borrowing capacity and capital resources, generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) limitations on Dynegy’s ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (ix) expectations regarding Dynegy’s compliance with its Credit Agreement, including collateral demands, interest expense, any applicable financial ratios and other payments; (x) the timing and anticipated benefits to be achieved through Dynegy’s company-wide savings improvement programs, including its PRIDE initiative; (xi) efforts to identify opportunities to reduce congestion and improve busbar power prices; (xii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which Dynegy is, or could become, subject; (xiii) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any; (xiv) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xv) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xvi) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage Dynegy’s exposure to energy price volatility; (xvii) beliefs and assumptions about weather and general economic conditions; (xviii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xix) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xx) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; (xxi) ability to mitigate impacts associated with expiring RMR and/or capacity contracts; (xxii) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of final rules regarding derivatives to be issued by the CFTC under the Dodd-Frank Act; and (xxiii) expectations regarding performance standards and estimates regarding capital and maintenance expenditures. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466

DYNEGY INC.

REPORTED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Successor		Predecessor
	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012

Revenues	$446	$1,065	$443	$981
Cost of sales	(290)	(827)	(312)	(662)
Gross margin, exclusive of depreciation shown separately below	156	238	131	319
Operating and maintenance expense, exclusive of depreciation shown separately below	(64)	(220)	(68)	(150)
Depreciation expense	(53)	(156)	(45)	(110)
Gain on sale of assets, net	—	2	—	—
General and administrative expense	(22)	(69)	(29)	(66)
Acquisition and integration costs	(2)	(6)	—	—
Operating income (loss)	15	(211)	(11)	(7)
Bankruptcy reorganization items, net	1	(2)	18	147
Interest expense	(26)	(71)	(48)	(120)
Loss on extinguishment of debt	—	(11)	—	—
Impairment of Undertaking receivable, affiliate	—	—	—	(832)
Other income and expense, net	14	7	—	31
Income (loss) from continuing operations before income taxes	4	(288)	(41)	(781)
Income tax benefit	20	20	2	9
Income (loss) from continuing operations	24	(268)	(39)	(772)
Income (loss) from discontinued operations, net of tax	(2)	3	(2)	(420)
Net income (loss)	$22	$(265)	$(41)	$(1,192)

Earnings (Loss) Per Share:

Basic earnings (loss) per share (3):
Income (loss) from continuing operations (1)	$0.24	$(2.68)	N/A	N/A
Income (loss) from discontinued operations	(0.02)	0.03	N/A	N/A
Basic earnings (loss) per share (3)	$0.22	$(2.65)	N/A	N/A

Diluted earnings (loss) per share (3):
Income (loss) from continuing operations (1)	$0.24	$(2.68)	N/A	N/A
Income (loss) from discontinued operations	(0.02)	0.03	N/A	N/A
Diluted earnings (loss) per share (3)	$0.22	$(2.65)	N/A	N/A

Basic shares outstanding	100	100	N/A	N/A
Diluted shares outstanding	100	100	N/A	N/A

(1)         For the three and nine months ended September 30, 2013, a reconciliation of basic earnings (loss) per share from continuing operations to diluted earnings (loss) per share from continuing operations is presented below:

Income (loss) from continuing operations for basic and diluted earnings (loss) per share	$24	$(268)

Basic weighted-average shares	100	100
Effect of dilutive securities-stock options and restricted stock units	—	—
Diluted weighted-average shares	100	100

Earnings (loss) per share from continuing operations:
Basic	$0.24	$(2.68)
Diluted (2)	$0.24	$(2.68)

(2)         Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the nine months ended September 30, 2013.

(3)         Prior to the Merger, DH was organized as a limited liability company and the capital structure of DH did not change until September 30, 2012.  Although Legacy Dynegy’s shares were publicly traded, DH did not have any publicly traded shares during the Predecessor periods; therefore, no loss per share is presented for the three and nine months ended September 30, 2012.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our enterprise-wide Adjusted EBITDA by segment for the three months ended September 30, 2013:

	Successor
	Three Months Ended September 30, 2013
	Coal	Gas	Other	Total
Net income				$22
Plus / (Less):
Loss from discontinued operations, net of tax				2
Income tax benefit (1)				(20)
Interest expense				26
Depreciation expense				53
EBITDA (2)	$(21)	$113	$(9)	$83
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(1)	(1)
Acquisition and integration costs	—	—	2	2
Mark-to-market income, net	(6)	(23)	—	(29)
Amortization of intangible assets and liabilities (3)	31	32	—	63
Change in fair value of common stock warrants	—	—	(8)	(8)
Restructuring costs and other expenses	—	—	2	2
Other	2	(1)	—	1
Enterprise-wide Adjusted EBITDA (2)	$6	$121	$(14)	$113

(1)         Our overall tax rate is expected to be approximately zero percent as a result of the change in our valuation allowance for the period. However, for the three months ended September 30, 2013, our overall effective tax rate on continuing operations was affected by the recognition of a tax benefit from a change in valuation allowance in continuing operations that occurred as a result of offsetting tax expense recognized in income from discontinued operations and other comprehensive income.  This was a result of the plan amendments and resulting remeasurements associated with certain of our pension and other post-employment benefit plans.  In addition, during the three months ended September 30, 2013, we recorded tax expense for an uncertain tax position of $7 million pursuant to a proposed state assessment that we believe no longer meets the more likely than not criteria for recognizing a tax benefit.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2013, for definitions, purposes and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

(3)         The amounts within the Coal and Gas segments relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and gas transportation contracts recorded in connection with the application of fresh-start accounting.

	Successor
	Three Months Ended September 30, 2013
	Coal	Gas	Other	Total
Operating income (loss)	$(34)	$74	$(25)	$15
Depreciation expense	13	39	1	53
Bankruptcy reorganization items, net	—	—	1	1
Other items, net	—	—	14	14
EBITDA	$(21)	$113	$(9)	$83

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our enterprise-wide Adjusted EBITDA by segment for the three months ended September 30, 2012:

	Predecessor
	Three Months Ended September 30, 2012
	Coal	Gas	Other	Total
Net loss				$(41)
Plus / (Less):
Loss from discontinued operations, net of tax				2
Income tax benefit (1)				(2)
Interest expense				48
Depreciation expense				45
EBITDA from continuing operations (2)	$(37)	$101	$(12)	$52
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(18)	(18)
Restructuring costs and other expense	—	—	10	10
Amortization of intangible assets	37	9	—	46
Mark-to-market (income) loss, net	11	(53)	—	(42)
Adjusted EBITDA from continuing operations (2)	$11	$57	$(20)	$48
Adjusted EBITDA from Legacy Dynegy (3)	—	—	2	2
Enterprise-wide Adjusted EBITDA (2)	$11	$57	$(18)	$50

(1)         For the three months ended September 30, 2012, our overall effective tax rate on continuing operations of five percent was different than the statutory tax rate of 35 percent due primarily to the impact of state taxes.

(2)                   EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2013, for definitions, purposes and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.  When the third quarter 2012 results were originally reported, Adjusted EBITDA of $(2) million associated with DNE was included.  The DNE Debtor Entities were subsequently deconsolidated and we reclassified DNE’s operating results as discontinued operations; therefore, Adjusted EBITDA associated with DNE is no longer included in the third quarter 2012 Enterprise-wide Adjusted EBITDA.

	Predecessor
	Three Months Ended September 30, 2012
	Coal	Gas	Other	Total
Operating income (loss)	$(46)	$66	$(31)	$(11)
Depreciation expense	9	35	1	45
Bankruptcy reorganization items, net	—	—	18	18
EBITDA from continuing operations	$(37)	$101	$(12)	$52

(3)                   Our consolidated results for the three months ended September 30, 2012 reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012.  The results of certain items in the Other segment related to Legacy Dynegy are not included in our consolidated results for the three months ended September 30, 2012.  However, we have included the Adjusted EBITDA from Legacy Dynegy for this period in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating income:

Predecessor
Three Months Ended September 30, 2012
Total
Operating income	$25
Bankruptcy reorganization items, net	(8)
EBITDA	17
Plus / (Less):
Bankruptcy reorganization items, net	8
Restructuring charges	(23)
Adjusted EBITDA from Legacy Dynegy	$2

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our enterprise-wide Adjusted EBITDA by segment for the nine months ended September 30, 2013:

	Successor
	Nine Months Ended September 30, 2013
	Coal	Gas	Other	Total
Net loss				$(265)
Plus / (Less):
Income from discontinued operations, net of tax				(3)
Income tax benefit (1)				(20)
Interest expense				71
Loss on extinguishment of debt				11
Depreciation expense				156
EBITDA (2)	$(127)	$148	$(71)	$(50)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	2	2
Acquisition and integration costs	—	—	6	6
Mark-to-market (income) loss, net	16	(8)	—	8
Amortization of intangible assets and liabilities (3)	95	95	—	190
Change in fair value of common stock warrants	—	—	1	1
Restructuring costs and other expenses	—	—	5	5
Other	2	—	—	2
Enterprise-wide Adjusted EBITDA (2)	$(14)	$235	$(57)	$164

(1)                   Our overall tax rate is expected to be approximately zero percent as a result of the change in our valuation allowance for the period. However, for the nine months ended September 30, 2013, our overall effective tax rate on continuing operations was affected by the recognition of a tax benefit from a change in our valuation allowance in continuing operations that occurred as a result of offsetting tax expense recognized in income from discontinued operations and other comprehensive income.  This was a result of the plan amendments and resulting remeasurements associated with certain of our pension and other post-employment benefit plans.  In addition, during the nine months ended September 30, 2013, we recorded tax expense for an uncertain tax position of $7 million pursuant to a proposed state assessment that we believe no longer meets the more likely than not criteria for recognizing a tax benefit.

(2)                   EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2013, for definitions, purposes and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

(3)                   The amounts within the Coal and Gas segments relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and gas transportation contracts recorded in connection with the application of fresh-start accounting.

	Successor
	Nine Months Ended September 30, 2013
	Coal	Gas	Other	Total
Operating income (loss)	$(163)	$30	$(78)	$(211)
Depreciation expense	36	118	2	156
Bankruptcy reorganization items, net	—	—	(2)	(2)
Other items, net	—	—	7	7
EBITDA	$(127)	$148	$(71)	$(50)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our enterprise-wide Adjusted EBITDA by segment for the nine months ended September 30, 2012:

	Predecessor
	Nine Months Ended September 30, 2012
	Coal	Gas	Other	Total
Net loss				$(1,192)
Plus / (Less):
Loss from discontinued operations, net of tax				420
Income tax benefit (1)				(9)
Interest expense				120
Depreciation expense				110
EBITDA from continuing operations (2)	$(45)	$221	$(727)	$(551)
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	832	832
Bankruptcy reorganization items, net	—	—	(147)	(147)
Interest income on Undertaking receivable	—	—	(24)	(24)
Restructuring costs and other expense	—	—	15	15
Amortization of intangible assets	49	29	—	78
Mark-to-market (income) loss, net	13	(127)	—	(114)
Premium adjustment	—	1	—	1
Adjusted EBITDA from continuing operations (2)	$17	$124	$(51)	$90
Adjusted EBITDA from Legacy Dynegy (3)	21	—	(12)	9
Enterprise-wide Adjusted EBITDA (2)	$38	$124	$(63)	$99

(1)                   For the nine months ended September 30, 2012, our overall effective tax rate on continuing operations of one percent was different than the statutory tax rate of 35 percent primarily due to a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes.

(2)                   EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2013, for definitions, purposes and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.  When our consolidated results for the nine months ended September 30, 2012 were originally reported, Adjusted EBITDA of $(22) million associated with DNE was included.  The DNE Debtor Entities were subsequently deconsolidated and we reclassified DNE’s operating results as discontinued operations; therefore, Adjusted EBITDA associated with DNE is no longer included in the Enterprise-wide Adjusted EBITDA for the nine months ended September 30, 2012.

	Predecessor
	Nine Months Ended September 30, 2012
	Coal	Gas	Other	Total
Operating income (loss)	$(63)	$128	$(72)	$(7)
Depreciation expense	13	91	6	110
Impairment of Undertaking receivable, affiliate	—	—	(832)	(832)
Bankruptcy reorganization items, net	—	—	147	147
Other items, net	5	2	24	31
EBITDA from continuing operations	$(45)	$221	$(727)	$(551)

(3)                                 Our consolidated results for the nine months ended September 30, 2012 reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012.  Additionally, effective September 1, 2011, we completed the DMG Transfer and effective June 5, 2012, we completed the DMG Acquisition.  As a result, the results of our Coal segment, related to Legacy Dynegy, were not included in our consolidated results for the period of January 1 through June 5, 2012.  Additionally, the results of certain items in the Other segment related to Legacy Dynegy were not included in our consolidated results for the nine months ended September 30, 2012.  However, we have included the Adjusted EBITDA from Legacy Dynegy for this period in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating income (loss):

	Predecessor
	Nine Months Ended September 30, 2012
	Coal	Other	Total
Operating income (loss)	$(2,701)	$1,669	$(1,032)
Depreciation expense	78	—	78
Bankruptcy reorganization items, net	—	(8)	(8)
Loss from unconsolidated investment	—	(1)	(1)
EBITDA	(2,623)	1,660	(963)
Plus / (Less):
Loss (gain) on Coal Holdco Transfer	2,652	(1,711)	941
Bankruptcy reorganization items, net	—	8	8
Restructuring charges	—	30	30
Loss from unconsolidated investment	—	1	1
Mark-to-market income, net	(8)	—	(8)
Adjusted EBITDA from Legacy Dynegy	$21	$(12)	$9

Regulation G Reconciliation

DYNEGY INC.

2013 Guidance

	CoalCo		GasCo		Corporate		Dynegy Consolidated
	Low	High	Low	High	Low	High	Low	High
Net Income (Loss)							$(391)	$(415)
Plus/ (Less):
Income from discontinued operations, net of tax (3)							(5)	(5)
Bankruptcy reorganization items, net							3	5
Loss on extinguishment of debt (3)							11	11
Interest expense							85	85
Other items, net							10	15
Operating Income (Loss)	$(190)	$(184)	$(9)	$(15)	$(108)	$(110)	$(287)	$(304)
Depreciation Expense	33	47	148	164	3	3	184	214
Bankruptcy reorganization items, net	—	—	—	—	(3)	(5)	(3)	(5)
Other items, net	—	—	—	—	(10)	(15)	(10)	(15)
EBITDA (1)	(157)	(137)	139	149	(118)	(127)	(116)	(110)
Plus:
Bankruptcy reorganization items, net	—	—	—	—	3	5	3	5
Acquisition and integration costs	—	—	—	—	10	15	10	15
Market-to-market loss, net (2)	22	22	15	15	—	—	37	37
Amortization of intangible assets and liabilities	125	130	125	130	—	—	250	260
Change in fair value of common stock warrants (2)	—	—	—	—	9	9	9	9
Restructuring costs and other expenses	—	—	—	—	6	8	6	8
Other (3)	—	—	1	1	—	—	1	1
Adjusted EBITDA (1)	$(10)	$15	$280	$295	$(90)	$(90)	$200	$225

(1)          EBITDA and Adjusted EBITDA are non-GAAP Measures.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

(2)          Represents actual amounts for the six months ended June 30, 2013. Full year results will vary based on changes in the market through December 31, 2013.

(3)          Represents actual amounts for the six months ended June 30, 2013.

Free Cash Flow Guidance - Regulation G Reconciliation

(IN MILLIONS)

	Dynegy Consolidated
	Low	High
Adjusted EBITDA	$200	$225
Cash Interest Payments	(85)	(85)
Other Changes	15	15
Cash Flow from Operations	130	155
Interest rate swap settlements	(5)	(5)
Maintenance Capital Expenditures	(100)	(100)
Environmental Capital Expenditures	(10)	(10)
Costs to refinance debt	(100)	(100)
Return of restricted cash posted as collateral, net (4)	275	275
Free Cash Flow	$190	$215

(4)   Amount represents the return of restricted cash posted as collateral net of $61 million used to repay existing debt.

DYNEGY INC.

OPERATING DATA

The following table provides summary financial data regarding our Coal and Gas segment results of operations for the three and nine months ended September 30, 2013 and 2012, respectively.  As a result of the DMG Transfer, the results of our Coal segment are only included in our consolidated results subsequent to June 5, 2012; however, we have included the results of our Coal segment for the period from January 1, 2012 through June 5, 2012, related to Legacy Dynegy, in our consolidated results for the nine months ended September 30, 2012 for comparative purposes.

	Successor		Predecessor	Predecessor	Legacy Dynegy	Combined
	Three Months	Nine Months	Three Months	June 6		Nine Months
	Ended	Ended	Ended	Through	January 1	Ended
	September 30,	September 30,	September 30,	September	Through June	September
	2013	2013	2012	30, 2012	5, 2012	30, 2012
Coal
Million Megawatt Hours Generated (1)	5.5	14.9	4.9	6.6	8.5	15.1
In Market Availability for Coal-Fired Facilities (2)	90%	90%	93%	93%	93%	93%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
On-Peak: Indiana (Indy Hub)	$38.41	$38.11	$40.18	$39.72	$30.41	$34.54
On-Peak: Indiana (Indy Hub)	$25.69	$27.17	$24.34	$23.88	$24.25	$24.08

	Successor		Predecessor			Predecessor
	Three Months	Nine Months	Three Months			Nine Months
	Ended	Ended	Ended			Ended
	September 30,	September 30,	September 30,			September
	2013	2013	2012			30, 2012
Gas
Million Megawatt Hours Generated (4)	4.7	12.5	6.2			16.9
In Market Availability for Combined Cycle Facilities (5)	100%	98%	100%			98%
Average Capacity Factor for Combined Cycle Facilities (6)	50%	44%	61%			57%
Average Market On-Peak Spark Spreads ($/MWh) (7)	$21.09	$16.05	$19.89			$15.04
Average Market Off-Peak Spark Spreads ($/MWh) (7)	$4.79	$3.80	$5.73			$4.71
Average natural gas price - Henry Hub ($/MMBtu) (8)	$3.55	$3.68	$2.87			$2.53

(1)                       Reflects production volumes in million MWh generated during the period that Coal was included in our consolidated results and during the period that Coal was included in Legacy Dynegy’s consolidated results during the three and nine months ended September 30, 2013 and 2012, respectively.

(2)                       Reflects the percentage of generation available the period that Coal was included in our consolidated results and during the period that Coal was included in Legacy Dynegy’s consolidated results during the three and nine months months ended September 30, 2013 and 2012, respectively, when market prices are such that these units could be profitably dispatched.

(3)                       Reflects the average of day-ahead quoted prices for the period that Coal was included in our consolidated results and during the period that Coal was included in Legacy Dynegy’s consolidated results during the three and nine months months ended September 30, 2013 and 2012, respectively, and does not necessarily reflect prices we realized.

(4)                       Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility.

(5)                       Reflects the percentage of generation available when market prices are such that these units could be profitably dispatched.

(6)                       Reflects actual production as a percentage of available capacity.

(7)                       Reflects the average of our on- and off-peak spark spreads at the following facilities: Commonwealth Edison (NI Hub), PJM West, North of Path 15 (NP 15), New York - Zone A and Mass Hub.

(8)                       Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.